Exhibit 99.4

                                 MIM Corporation
                               100 Clearbrook Road
                               Elmsford, NY 10523
                                 (914) 460-1600

                                                                  April 16, 2002


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549-0408


Ladies and Gentlemen:

This letter is written pursuant to Temporary Note 3T to Article 3 of Regulation S-X.

MIM Corporation has received a representation letter from Arthur Andersen LLP ("Andersen") stating that the audit of the balance sheets of Vitality Home Infusion Services, Inc. as of December 31, 2001 and 2000, and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001, was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

Very truly yours,

MIM Corporation

By:      /s/ Barry A. Posner
        ---------------------
         Barry A. Posner
         Executive Vice President & General Counsel